Exhibit 4.2

AMENDED AND RESTATED
SECURED PROMISSORY NOTE

New York, New York
 As of January 1, 2009
US$11,601,156

FOR VALUE RECEIVED, Porta Systems Corp. ("Maker") hereby promises to pay to Cheyne Special Situations Fund, L.P. ("Holder"), or order, at Stornoway House, 13 Cleveland Row, London SWIA 1DH, United Kingdom, or at such other address as the Holder may specify in writing, the principal sum of $11,601,156 USA pursuant to that certain Amended and Restated Loan and Security Agreement between the Maker and Foothill Capital Corporation, dated as of November 28, 1994 (as the same shall be amended from time to time, the "Agreement") plus interest in the manner and upon the terms and conditions set forth below.

1.           Rate of Interest.

This Amended and Restated Secured Promissory Note ("Note") includes unpaid, accrued interest through December 31, 2008 in the amount of $351,156 which is hereby added to the amounts due and owing under this Note and which is not included in the principal amount hereof.  Commencing on January 1, 2009 and thereafter this Note shall bear interest at the rate of 12½% per annum on the outstanding principal balance, payable as indicated in Section 2 below.

2.           Schedule of Payments of Principal and Interest.

Principal and interest under this Note shall be due and payable as follows: twelve quarterly installments each in the amount of $375,000, with the first payment of principal and interest being due on June 30, 2010, followed by 13 quarterly installments of principal and interest each in the amount of $500,000, with a final payment of all remaining principal and accrued interest on September 30, 2016.  All payments shall be applied first to accrued interest and any remainder to principal.

3.           Prepayment.

This Note may be prepaid at any time, in whole or in part, without any premium or penalty whatsoever.

Maker is required to prepay this Note under certain circumstance set forth in the Agreement.

4.           Holder's Right of Acceleration.

Upon the occurrence of an Event of Default under the Agreement including, but not limited to, the failure to pay any installment of principal or interest hereunder when due, the Holder may, at its election and without notice to the Maker, declare the entire balance hereof immediately due and payable.

5.           Additional Rights of Holder.

If any installment of principal or interest hereunder is not paid when due, the Holder shall have the right to add the unpaid interest to principal, with such amount thereafter bearing interest from the date that such interest is added to principal at the rate provided in this Note in addition to the rights set forth herein, in the Agreement, and under law.

6.           General Provisions.

(a)           If this Note is not paid when due, the Maker further promises to pay all costs of collection, foreclosure fees, and reasonable attorneys' fees incurred by the Holder, whether or not suit is filed hereon.

(b)           The Maker hereby consents to any and all renewals, replacements, and/or extensions of time for payment of this Note before, at, or after maturity, subject to clauses (e), (f), (g), and (h) below.

(c)           The Maker hereby consents to the acceptance, release or substitution of security for this Note, subject to clauses (e), (f), (g), and (h) below.

(d)           Presentment for payment, notice of dishonor, protest, and notice of protest are hereby expressly waived.

(e)           Any waiver of any rights under this Note, the Agreement, or under any other agreement, instrument, or paper signed by the Maker is neither valid nor effective unless made in writing and signed by the Holder.

(f)           No delay or omission on the part of the Holder in exercising any right shall operate as a waiver thereof or of any other right.

(g)           A waiver by the Holder upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

(h)           Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

(i)           This Note cannot be changed, modified, amended, or terminated orally.

(j)           All amounts due hereunder shall be paid in United States of America dollars.

7.           Security for the Note.

This Note is secured by the security interest as set forth in the Agreement, and by various other security documents.  This Note is subject to all of the terms and conditions of the Agreement including, but not limited to, the remedies specified therein.

8.           Amendment and Restatement.

This Note amends, restates and replaces in its entirety that certain Amended and Restated Secured Promissory Note dated August 1, 2008 which amended, restated and replaced in their entirety that certain Secured Promissory Note in the principal amount $22,609,930.30 originally dated March 1, 2002 and that certain Secured Promissory Note in the principal amount of $2,250,000 originally dated May 10, 2002.  The Notes dated March 1, 2002 and May 10, 2002 have been lost by the Holder and the Holder agrees to execute and deliver to the Maker a lost notes affidavit in standard form.

9.           Choice of Law and Venue.

THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE MAKER AND THE HOLDER, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE APPLICATION OF THE LAW OF ANOTHER JURISDICTION. THE MAKER AND HOLDER HEREBY AGREE THAT ALL ACTIONS OR PROCEEDING ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND DETERMINED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. THE MAKER AND HOLDER HEREBY EXPRESSLY WAIVE ANY RIGHT EACH OF THEM MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

10                      Waiver of Jury Trial.

THE MAKER AND HOLDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF THE HOLDER AND THE MAKER WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.  THE MAKER AND HOLDER HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE HOLDER MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION 10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF MAKER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.

PORTA SYSTEMS CORP.,
a Delaware corporation

By:  /s/ Edward B. Kornfeld
        Edward B. Kornfeld
        Chief Executive Officer

CONSENT AND RATIFICATION

Each of the undersigned affiliates of Porta Systems Corp. (“Porta”) is aware of the terms of the above attached Amended and Restated Secured Promissory Note, dated as of January 1, 2009 (the “Note”), and hereby consents to the Note and guarantees the obligations of Porta under the Note.

ASTER CORPORATION By: /s/ Edward B. Kornfeld Name: Edward B. Kornfeld Title:________________

CPI HOLDING CORP. By: /s/ Edward B. Kornfeld Name: Edward B. Kornfeld Title:________________

CRITERION PLASTICS, INC. By: /s/ Edward B. Kornfeld Name: Edward B. Kornfeld Title:________________

DISPLEX, INC. By: /s/ Edward B. Kornfeld Name: Edward B. Kornfeld Title:________________

MIROR TELEPHONY SOFTWARE, INC. By: /s/ Edward B. Kornfeld Name: Edward B. Kornfeld Title:_________________

PORTA FOREIGN SALES CORP. By: /s/ Edward B. Kornfeld Name: Edward B. Kornfeld Title:_________________

PORTA SYSTEMS OVERSEAS CORP. By: /s/ Edward B. Kornfeld Name: Edward B. Kornfeld Title:_________________

LERO INDUSTRIES LTD. By: /s/ Edward B. Kornfeld Name: Edward B. Kornfeld Title:_________________

PORTA SYSTEMS, LIMITED By: /s/ Edward B. Kornfeld Name: Edward B. Kornfeld Title:_________________

PORTA SYSTEMS EXPORT CORP. By: /s/ Edward B. Kornfeld Name: Edward B. Kornfeld Title:_________________

PORTA SYSTEMS INTERNATIONAL CORP. By: /s/ Edward B. Kornfeld Name: Edward B. Kornfeld Title:_________________

PORTA SYSTEMS LEASING CORP. By: /s/ Edward B. Kornfeld Name: Edward B. Kornfeld Title:_________________

VANDERHOFF BUSINESS SYSTEMS LTD. By: /s/ Edward B. Kornfeld Name: Edward B. Kornfeld Title:_________________

VANDERHOFF COMMUNICATIONS LTD. By: /s/ Edward B. Kornfeld Name: Edward B. Kornfeld Title:_________________

PORTA SYSTEMS S.A. de C.V. By: /s/ Edward B. Kornfeld Name: Edward B. Kornfeld Title:_________________